UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015 (August 20, 2015)

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-13199	13-3956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

SL GREEN OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-167793-02	13-3960398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue

New York, New York 10170

(Address of principal executive
offices, including zip code)

Registrants’ telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Twenty-First Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

On August 20, 2015, SL Green Realty Corp. (the “Company”), as the general partner of SL Green Operating Partnership, L.P. (the “Operating Partnership”), entered into a twenty-first amendment (the “Twenty-First Amendment”) to the Operating Partnership’s First Amended and Restated Agreement of Limited Partnership, dated August 20, 1997 (as amended through the date hereof, the “Partnership Agreement”), in respect of the issuance of 400,000 Series R Preferred Units of the Operating Partnership (the “Series R Preferred Units”) of limited partnership interests with a liquidation preference of $25.00 per unit (the “Series R Liquidation Preference”). 400,000 Series R Preferred Units have been issued as a portion of the consideration for the acquisition of ownership interests in certain commercial real estate property. The terms of the Series R Preferred Units provide, among other things, that the Series R Preferred Units may be converted into common units of the Operating Partnership (“Common Units”), and following such conversion, in certain circumstances may be redeemed for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).  The initial conversion price of Series R Preferred Units is $154.89 per Common Unit.

The Series R Preferred Units provide for a cumulative quarterly preferential cash distribution of 3.50% of the Series R Liquidation Preference per annum.

The Series R Preferred Units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Twenty-First Amendment is qualified in its entirety by reference to the Twenty-First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Twenty-Second Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

On August 20, 2015, the Company, as the general partner of the Operating Partnership, entered into a Twenty-Second Amendment (the “Twenty-Second Amendment”) to the Partnership Agreement, in respect of the issuance of 1,077,280 Series S Preferred Units of the Operating Partnership (the “Series S Preferred Units”) of limited partnership interests with a liquidation preference of $25.00 per unit (the “Series S Liquidation Preference”). 1,077,280 Series S Preferred Units have been issued as a portion of the consideration for the acquisition of ownership interests in certain commercial real estate property. The Series S Preferred Units are not convertible into or exchangeable for any other property or securities of the Partnership or the Company.

The Series S Preferred Units provide for a cumulative quarterly preferential cash distribution of 4.00% of the Series S Liquidation Preference per annum.

The Series S Preferred Units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing description of the Twenty-Second Amendment is qualified in its entirety by reference to the Twenty-Second Amendment, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 3.02              Unregistered Sale of Equity Securities.

The information set forth above under Item 1.01 is incorporated by reference herein with respect to the issuance by the Operating Partnership of 400,000 Series R Preferred Units (as well as (i) the Common Units issuable upon conversion of the Series R Preferred Units and (ii) the shares of Common Stock that may be issuable upon redemption of such Common Units) and 1,077,280 Series S Preferred Units.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

10.1        Twenty-First Amendment, dated August 20, 2015, to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

10.2        Twenty-Second Amendment, dated August 20, 2015, to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Andrew S. Levine
Andrew S. Levine
Chief Legal Officer and General Counsel

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general partner

/s/ Andrew S. Levine
Andrew S. Levine
Chief Legal Officer and General Counsel

Date: August 21, 2015